UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

_______________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 19, 2026

Rapid Line Inc.

(Exact name of registrant as specified in charter)

Wyoming	000-56569	98-1646802
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1111 South Roop Street, #1915, Carson City, NV	89702
(Address of Principal Executive Offices)	(Zip Code)

415-841-3570

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 – Other Events

Recent Trading Activity

Rapid Line Inc. (the “Company”) is aware of significant recent activity in the market for its common stock, including a substantial increase in the market price and trading volume during the past several trading sessions.

As of the date of this Current Report on Form 8-K, the Company is not aware of any material corporate development or other material information concerning the Company that would account for the recent increase in the market price or trading volume of its common stock.

The Company has not authorized or directed any person to make public statements concerning the Company that have not been disclosed through its filings with the Securities and Exchange Commission or through other authorized public disclosures.

The Company will continue to monitor the trading activity in its common stock and will make additional disclosures as appropriate.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAPID LINE INC.

Date: August 19, 2026	By:	/s/ Richard Chiang
Richard Chiang
President, CEO, CFO, Secretary, Treasurer and Chairman of the Board of Directors

3